UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

WINLAND ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

1-15637	41-0992135

(Commission File Number)	(IRS Employer Identification No.)

1950 Excel Drive
Mankato, Minnesota 56001

(Address of Principal Executive Offices) (Zip Code)

(507) 625-7231

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Term Note Dated 9/30/04
Term Loan Agreement Dated 9/30/04
Addendum to Loan Agreement and Note Dated 9/30/04
Mortgage, Security Agreement and Assignment of Rents

Item 1.01. Entry into a Material Definitive Agreement.

     On September 30, 2004, Winland Electronics, Inc. (the “Company”) entered into a Term Note, Term Loan Agreement, Addendum to Term Loan Agreement, and Mortgage, Security Agreement and Assignment of Rents (the “Loan Documents”) with U.S. Bank N.A. (the “Bank”) to refinance the mortgage on the Company’s principal offices located at 1950 Excel Drive, Mankato, Blue Earth County, Minnesota. The principal sum of the loan is $1,000,000, bears an annual interest rate of 6.440%, and is payable in monthly installments of $11,373.34 beginning November 1, 2004, with a final payment equal to all unpaid principal and accrued interest on October 1, 2014, the maturity date. The loan is secured by a Real Estate Mortgage covering the real estate located at 1950 Excel Drive, Mankato, Blue Earth County, Minnesota. Upon default of any of the terms of the loan and passage of any cure periods, the Bank may by written notice declare the unpaid principal balance, together with any interest accrued, of any obligations pursuant to the Loan Documents due and payable. The full text of the Loan Documents is set forth in Exhibits 99.1, 99.2, 99.3 and 99.4 attached hereto and are incorporated in this Current Report as if fully set forth herein.

     There are no material relationships between the Company or its affiliates and the Bank other than in respect to this material definitive agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See information in Item 1.01.

Item 9.01. Financial Statements and Exhibits

     (a) Financial statements: None.

     (b) Pro forma financial information: None.

     (c) Exhibits:

     99.1            Term Note dated 9/30/04

     99.2            Term Loan Agreement dated 9/30/04

     99.3            Addendum to Term Loan Agreement and Note dated 9/30/04

     99.4            Mortgage, Security Agreement and Assignment of Rents

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2004

WINLAND ELECTRONICS, INC.
By /s/ Lorin E. Krueger
Lorin E. Krueger
President and Chief Executive Officer